SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2014

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 10, 2014, ClearSign Combustion Corporation (the “Company”) entered into a Separation, Severance and Release Agreement (“Agreement”) with Richard F. Rutkowski. In accordance with the terms of the Agreement, Mr. Rutkowski resigned his positions as Chief Executive Officer, President and a director effective as of December 10, 2014.

In accordance with the terms of the Agreement and in conjunction with his resignation, the Company paid to Mr. Rutkowski: (a) his accrued but unpaid annual salary through the last day of his employment, equal to $9,982.00; (b) the value of his accrued but unused vacation pay through the last day of his employment, equal to $24,901.00; and (c) approved business expenses incurred prior to the last day of his employment and evidenced through proper documentation, if any. In accordance with the terms of the Agreement, the Company will also pay to Mr. Rutkowski his present annual salary through December 31, 2016, totaling approximately $740,000 in salary payments from his last day of employment through December 31, 2016, and the sum of $60,000 as an annual bonus for 2014, within 30 days of approval by the Board of Directors of a bonus pool. Mr. Rutkowski’s annual salary will be payable in accordance with the Company’s regular payroll schedule. Mr. Rutkowski will be permitted to continue to participate in the Company’s employee benefit plans for a period of 12 months following the last date of his employment, at the Company’s expense.

In exchange for a full release of all claims against the Company and certain covenants, including a covenant not to compete with the Company for so long as Mr. Rutkowski is receiving salary payments, the Company will allow for accelerated vesting of one-half of Mr. Rutkowski’s stock options that would otherwise remain unvested as of January 2, 2015 and any unvested stock options that are scheduled to vest from the date of the Agreement through January 1, 2015.

The above is a brief description of the Separation, Severance and Release Agreement and is qualified in its entirety by the full text of that document, which is attached as an exhibit to this Current Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 is incorporated herein by reference.

Effective December 10, 2014, Mr. James Harmon, age 54, has been appointed as interim President (principal executive officer) of the Company. Mr. Harmon was appointed as the Company’s Chief Financial Officer in June 2011 and as the Company’s Secretary in November 2011. Prior to joining the Company, Mr. Harmon was Chief Financial Officer of Sahale Snacks, Inc. from September 2010 until June 2011 where he was responsible for all financial matters including acquisition of commodities. From November 2008 to September 2010, Mr. Harmon was a financial and real estate consultant for various businesses including Sahale Snacks. From January 1992 to November 2008, Mr. Harmon held senior management positions and was Treasurer and Secretary of Sabey Corporation, a Seattle-based real estate and investment company that is among the nation’s largest data center landlords. Mr. Harmon was Chief Financial Officer from January 1992 to August 2003 and Senior Vice President-Investments from September 2003 to November 2008. Mr. Harmon was responsible for all financial matters including transactions and financings for sizable commercial properties and both publicly and privately traded securities. Previously, Mr. Harmon was a certified public accountant with Price Waterhouse from 1982 to 1989 where he became an Audit Manager specializing in the manufacturing and retail industries. Mr. Harmon received a B.A. in Business Administration/Accounting from Washington State University.

There is no family relationship between Mr. Harmon and the Company’s officers and directors. Mr. Harmon and the Company have not entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Stephen Pirnat, a member of the Company’s Board of Directors, will replace Mr. Harmon in the position of President and Chief Executive Officer in 2015. Mr. Pirnat, age 62, became a director of the Company in November 2011. Since August 2012, Mr. Pirnat has been Managing Director of Europe, the Middle East and African operations at Quest Integrity Group, a division of Team Industrial Services, a provider of asset integrity management and asset reliability solutions in the refinery, chemical, petrochemical, pipeline and power industries worldwide. From September 2009 to 2011, he was President of Quest Integrated Inc., a technology incubator and boutique private equity firm. From 2000 to 2009, Mr. Pirnat served as President and Chief Executive Officer of the John Zink Company, LLC, a wholly owned subsidiary of Koch Industries and a worldwide leader in the supply of combustion and air pollution control equipment to the energy industry. Mr. Pirnat, a long-time executive with Ingersoll-Rand and Ingersoll-Dresser Corporation, went to John Zink from a previous post as President and Chief Executive Officer of Pangborn Corporation, a leading supplier of surface preparation equipment and associated services to the automotive and aircraft industries. Mr. Pirnat began his career as an applications engineer with the Pump and Condenser Group of Ingersoll-Rand, where he advanced through a variety of sales, marketing, engineering, and operational positions with that company and its successor, Ingersoll-Dresser. These positions included Vice President of Ingersoll-Rand's Standard Products Division, Vice President of Marketing for Ingersoll-Dresser Pumps, President of Ingersoll-Dresser Pumps Canada Ltd., and Vice President & General Manager of Ingersoll-Rand Engineered Equipment Division. Mr. Pirnat received a BSc. in Mechanical Engineering from the New Jersey Institute of Technology.

There is no family relationship between Mr. Pirnat and the Company’s officers and directors. Mr. Pirnat and the Company have not entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On December 11, 2014 the Company issued a press release disclosing Mr. Rutkowski’s separation from service. The press release is included as Exhibit 99.1 to this Current Report and is incorporated by reference in its entirety into this Item 7.01.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	Separation, Severance and Release Agreement between ClearSign Combustion Corporation and Richard F. Rutkowski, dated December 10, 2014

Exhibit 99.1	Press Release issued December 11, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2014

CLEARSIGN COMBUSTION CORPORATION

By: /s/ James N. Harmon
James N. Harmon
Interim President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Separation, Severance and Release Agreement between ClearSign Combustion Corporation and Richard F. Rutkowski, dated December 10, 2014

Exhibit 99.1	Press Release issued December 11, 2014